Exhibit 99

                            Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 15, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

          By: Millennium Management, L.L.C.
              its general partner


          By: /s/ Terry Feeney
              -------------------------------
          Name: Terry Feeney
          Title: Chief Operating Officer


                                                               Page 3 of 6 Pages

                            Joint Filer Information

Name: MILLENNIUM MANAGEMENT, L.L.C.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 15, 2004

Signature: MILLENNIUM MANAGEMENT, L.L.C.


                 By: /s/ Terry Feeney
                     ------------------------------
                     Name: Terry Feeney
                     Title: Chief Operating Officer

                                                               Page 4 of 6 Pages

                            Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, L.L.C.
         666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 15, 2004

Signature:


                /s/ Israel A. Englander
                --------------------------
                Israel A. Englander


                                                               Page 5 of 6 Pages